UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2023

SEQLL INC.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Federal Street Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(zip code)

(781) 460-6016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.00001 per share	SQL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	SQLLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 21, 2023, the Company held a special meeting of stockholders (the “Special Meeting”). The stockholders of the Company voted on the following seven proposals at the Special Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2023 (the “Proxy Statement”):

1.	To approve the issuance of Common Stock of the Company in the Merger pursuant to the terms of the Merger Agreement and the change of control of the Company that will be effected as a result of such issuance, all as set forth under the caption “Proposal I: The Merger Proposal” in the Proxy Statement (collectively, the “Merger Proposal”);

2.	To approve an increase in the size of the board of directors of the Company from four members to seven members effective upon the consummation of the Merger as set forth under the caption Proposal II: Board of Directors Proposal” in the Proxy Statement (the “Board of Directors Proposal”);

3.	To approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock on a one new common share for up to 40 shares of old common stock basis, at the discretion of the Board, as set forth under the caption “Proposal III: The Reverse Stock Split Proposal” in the Proxy Statement (the “Reverse Stock Split Proposal”);

4.	To approve an amendment to the Charter to change the name of the Company following consummation of the Merger to “Atlantic International Corp.” as set forth under the caption “Proposal IV: Name Change Proposal” in the Proxy Statement (the “Name Change Proposal”);

5.	To approve an amendment to the Charter to increase the authorized shares of the Common Stock from 80,000,000 shares to 300,000,000 shares as set forth under the caption “Proposal V: Authorized Share Proposal” in the Proxy Statement (the “Authorized Share Proposal”);

6.	To approve the Atlantic International Corp. 2023 Equity Incentive Plan, which will become effective upon consummation of the Merger, as set forth under the caption “Proposal VI: Equity Plan Proposal” in the Proxy Statement (the “Equity Plan Proposal”);

7.	To approve that certain asset purchase agreement that was entered into concurrently with the Merger Agreement and the transactions contemplated thereby, as set forth under the caption “Proposal VII: Asset Sale Proposal” in the Proxy Statement (the “Asset Sale Proposal”)

1. Merger Proposal

For	Against	Abstain	Broker Non-Votes
7,974,454	31,303	44,418	-

Based on the votes set forth above, the stockholders approved of the Merger Proposal.

2. Board of Directors Proposal

For	Against	Abstain	Broker Non-Votes
7,944,816	60,573	44,786	-

Based on the votes set forth above, the stockholders approved of the Board of Directors Proposal.

3. Reverse Stock Split Proposal

For	Against	Abstain	Broker Non-Votes
7,948,368	56,337	45,470	-

Based on the votes set forth above, the stockholders approved of the Reverse Stock Split Proposal.

4. Name Change Proposal

For	Against	Abstain	Broker Non-Votes
7,973,602	30,101	46,472	-

Based on the votes set forth above, the stockholders approved of the Name Change Proposal.

5. Authorized Share Proposal

For	Against	Abstain	Broker Non-Votes
7,943,040	62,215	44,920	-

Based on the votes set forth above, the stockholders approved of the Authorized Share Proposal.

6. Equity Plan Proposal

For	Against	Abstain	Broker Non-Votes
7,972,291	33,468	44,416	-

Based on the votes set forth above, the stockholders approved of the Equity Plan Proposal.

7. Asset Sale Proposal

For	Against	Abstain	Broker Non-Votes
5,587,951	32,277	2,429,947	-

Based on the votes set forth above, the stockholders approved of the Asset Sale Proposal.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2023	SEQLL INC.

	By:	/s/ Daniel Jones
	Name:	Daniel Jones
	Title:	Chief Executive Officer

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